Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 3, 2014
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 3, 2014 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2013.

Fourth Quarter Highlights

•	Funds from operations (FFO) of $0.67 per share

•	Net income available to common stockholders of $0.23 per share

•	Revenues from continuing operations of $120.6 million

•	Stabilized portfolio 93.4% occupied and 95.1% leased at December 31, 2013

•	Signed new or renewing leases on 732,000 square feet of space, achieving full-year leasing results of two million square feet for the sixth consecutive year

•	Initiated construction on three development projects totaling approximately 1.2 million square feet

•	Acquired for approximately $46 million a 3.6 acre development site in the Hollywood submarket of Los Angeles for a planned 475,000 square-foot, mixed-use media focused office campus

Recent Activity

•	Completed the sale of 14 office properties located in San Diego and Orange County for total proceeds of approximately $337 million (the disposition of 12 San Diego properties closed in January 2014)

•	In January 2014, executed an approximate 182,000 square-foot lease for 100% of the company’s 333 Brannan Street office project in the SOMA submarket of San Francisco

Results for the quarter and full year ended December 31, 2013
For its fourth quarter ended December 31, 2013, KRC reported FFO of $58.5 million, or $0.67 per share, compared to $49.8 million, or $0.63 per share, in the fourth quarter of 2012. Net income available to common stockholders was $19.3 million, or $0.23 per share, compared to $185.8 million, or $2.49 per share, in the year earlier period. Net income for the fourth quarters ended December 31, 2013 and 2012 included approximately $11.8 million and $186.4 million, respectively, in net gains from property dispositions. Including discontinued

operations, the company’s revenues in the fourth quarter of 2013 totaled $128.0 million, up from $115.8 million in the fourth quarter of 2012.

For the year ended December 31, 2013, KRC reported FFO of $218.6 million, or $2.66 per share, compared to $165.5 million, or $2.25 per share, in the year ended December 31, 2012. Net income available to common stockholders in the twelve-month period was $30.6 million, or $0.36 per share, compared to $249.8 million, or $3.56 per share, in the same period of 2012. Net income for the full years ended December 31, 2013 and 2012 include approximately $12.3 million and $259.2 million, respectively, in net gains from property dispositions. Results for the full year ended December 31, 2013 included the receipt of two cash payments totaling approximately $0.11 per share related to prior tenant matters and $0.02 per share of acquisition-related expenses. Results for the full year ended December 31, 2012 included a non-cash charge of approximately $0.10 per share related to the redemption of all of the Company’s Series E and Series F preferred stock and the Operating Partnership’s Series A preferred units and $0.07 per share of acquisition- related expenses. Including discontinued operations, revenues in 2013 totaled $497.8 million, up from $431.5 million in 2012.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At December 31, 2013, KRC’s stabilized portfolio, which excludes properties held for sale, encompassed approximately 12.7 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. The stabilized portfolio was 93.4% occupied at year-end 2013, compared to 92.2% at the end of the third quarter and 92.8% at year-end 2012. During the fourth quarter, the company signed new or renewing leases on approximately 732,000 square feet of space, including redevelopment leasing. Across all of 2013, the company signed new or renewing leases on approximately 2.3 million square feet (including redevelopment leasing), marking the sixth consecutive year that KRC has achieved full-year leasing of two million square feet. The company’s stabilized portfolio was 95.1% leased at year-end 2013.

Real Estate Investment Activity
During the fourth quarter, KRC initiated construction on three development projects totaling approximately 1.2 million square feet of space. These include a 185,000 square-foot office building located at 333 Brannan Street in the SOMA submarket of San Francisco, CA, a 300,000 square-foot, two-building office campus known as Crossing/900 in Redwood City, CA and the second phase of a 675,000 square-foot mixed-use campus at Columbia Square in Hollywood, CA.

With the addition of these three projects, KRC has six development projects under construction, four of which are 100% preleased. These six projects aggregate approximately 2.5 million square feet of space, and the company estimates its total investment in these projects will be approximately $1.5 billion. Scheduled completion dates range from 2014 to 2016.

As part of the company’s ongoing capital recycling program, KRC completed the previously announced disposition of 14 properties, located in submarkets of Orange County and San Diego, during the fourth quarter and in early January 2014, for total proceeds of approximately $337 million. The two properties sold during the fourth quarter and the remaining 12 properties sold in January 2014 were reported as properties held for sale as of December 31, 2013. The financial results of all 14 properties have been accounted for as discontinued operations for all periods presented.

Also in November 2013, KRC completed the acquisition of an approximate four-acre development site in the Hollywood submarket of Los Angeles for approximately $46 million. Upon receipt of entitlements, the company plans to develop a 475,000 square-foot, mixed-use media focused office campus on the site, including low- and mid-rise office space, apartments and retail space.

Management Comments
“Against a backdrop of improving economic and commercial real estate fundamentals, KRC continued to create value across the franchise and delivered another strong performance in fiscal 2013,” said John Kilroy, Jr., the company’s chairman, president and chief executive officer. “Throughout the year, we executed an ambitious leasing program – driving occupancy up to 93.4%, decreasing 2015 lease expirations by 440 bps, and fully leasing up our two redevelopment projects at 360 Third Street and 3880 Kilroy Airport Way.”

“Leveraging our strong balance sheet and the funds generated from our ongoing capital recycling program, we made significant progress in expanding our market presence within the West Coast’s most dynamic economies and reshaping our real estate assets to deliver the quality, efficiency and sustainability that our tenants now expect in their professional work environment. This transformation will serve our company and shareholders well, not just over the coming year, but across the next decade.”

Conference Call and Audio Webcast
KRC management will discuss initial earnings guidance for fiscal 2014 during the company’s February 4, 2014 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 680-0890 reservation #29128751. A replay of the conference call will be available via phone through February 11, 2014 at (888) 286-8010, reservation #96412388, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets; publicly traded real estate investment trust Kilroy Realty Corporation (KRC), a member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that can advance creativity and productivity to serve a roster of dynamic, innovation-driven tenants that includes technology, entertainment, digital media and health care companies.

At December 31, 2013, the company’s stabilized portfolio totaled 12.7 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. 40% of the company’s properties were LEED certified and 53% were Energy Star certified. In addition, KRC has approximately 2.5 million square feet of new office development under construction with a total estimated investment of approximately $1.5 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues from continuing operations	$120,602	$104,573	$465,098	$381,000

Revenues including discontinued operations	$128,041	$115,763	$497,819	$431,474

Net income available to common stockholders (1) (2)	$19,316	$185,839	$30,630	$249,826

Weighted average common shares outstanding – basic	82,071	74,596	77,344	69,640
Weighted average common shares outstanding – diluted	83,761	74,596	79,109	69,640

Net income available to common stockholders per share – basic (1)(2)	$0.23	$2.49	$0.37	$3.56
Net income available to common stockholders per share – diluted (1)(2)	$0.23	$2.49	$0.36	$3.56

Funds From Operations (1)(3)(4)	$58,482	$49,816	$218,621	$165,455

Weighted average common shares/units outstanding - basic (5)	85,124	77,595	80,390	72,531
Weighted average common shares/units outstanding - diluted (5)	86,813	78,720	82,155	73,654

Funds From Operations per common share/unit – basic (1)(5)	$0.69	$0.64	$2.72	$2.28
Funds From Operations per common share/unit – diluted (1)(5)	$0.67	$0.63	$2.66	$2.25

Common shares outstanding at end of period			82,154	74,927
Common partnership units outstanding at end of period			1,805	1,827
Total common shares and units outstanding at end of period			83,959	76,754

			December 31, 2013	December 31, 2012
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			93.7%	94.0%
Orange County			92.8%	92.0%
San Diego County			90.8%	90.7%
San Francisco Bay Area			94.8%	95.5%
Greater Seattle			96.7%	93.3%
Weighted average total			93.4%	92.8%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,507	3,488
Orange County			437	497
San Diego County			4,368	5,250
San Francisco Bay Area			2,377	2,287
Greater Seattle			2,048	1,727
Total			12,737	13,249
________________________

(1)
Net income available to common stockholders and Funds From Operations for the year ended December 31, 2013, also includes the receipt of a $3.7 million net cash payment related the default of a former tenant and the receipt of a $5.2 million payment related to a property damage settlement. In addition, Net income available to common stockholders and Funds From Operations for the year ended December 31, 2012, included a non-cash charge of $2.1 million related to the original issuance costs of the Series A Preferred Units that were redeemed on August 15, 2012 and a non-cash charge of $4.9 million related to the original issuance cost of the Series E and F Preferred Stock redeemed on April 16, 2012.

(2)
Net income available to common stockholders includes a net gain on dispositions of discontinued operations of $12.3 million and $259.2 million for the year ending December 31, 2013 and December 31, 2012, respectively.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2012 include the office properties that were sold during 2013 and held for sale at December 31, 2013.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$657,491	$612,714
Buildings and improvements	3,590,699	3,335,026
Undeveloped land and construction in progress	1,016,757	809,654
Total real estate held for investment	5,264,947	4,757,394
Accumulated depreciation and amortization	(818,957)	(756,515)
Total real estate held for investment, net	4,445,990	4,000,879

Real estate assets and other assets held for sale, net	213,100	—
Cash and cash equivalents	35,377	16,700
Restricted cash	49,780	247,544
Marketable securities	10,008	7,435
Current receivables, net	10,743	9,220
Deferred rent receivables, net	127,123	115,418
Deferred leasing costs and acquisition-related intangible assets, net	186,622	189,968
Deferred financing costs, net	16,502	18,971
Prepaid expenses and other assets, net	15,783	9,949
TOTAL ASSETS	$5,111,028	$4,616,084

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$560,434	$561,096
Exchangeable senior notes, net	168,372	163,944
Unsecured debt, net	1,431,132	1,130,895
Unsecured line of credit	45,000	185,000
Accounts payable, accrued expenses and other liabilities	198,467	154,734
Accrued distributions	31,490	28,924
Deferred revenue and acquisition-related intangible liabilities, net	101,286	117,904
Rents received in advance and tenant security deposits	44,240	37,654
Liabilities and deferred revenue of real estate assets held for sale	14,447	—
Total liabilities	2,594,868	2,380,151

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	822	749
Additional paid-in capital	2,478,975	2,126,005
Distributions in excess of earnings	(210,896)	(129,535)
Total stockholders’ equity	2,461,312	2,189,630
Noncontrolling Interests
Common units of the Operating Partnership	49,963	46,303
Noncontrolling interest in consolidated subsidiary	4,885	—
Total noncontrolling interests	54,848	46,303
Total equity	2,516,160	2,235,933
TOTAL LIABILITIES AND EQUITY	$5,111,028	$4,616,084

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
REVENUES:
Rental income	$110,258	$96,014	$419,189	$349,613
Tenant reimbursements	9,810	8,022	38,313	29,889
Other property income	534	537	7,596	1,498
Total revenues	120,602	104,573	465,098	381,000

EXPENSES:
Property expenses	24,878	20,688	96,606	76,219
Real estate taxes	10,466	8,655	40,156	32,323
Provision for bad debts	185	151	404	153
Ground leases	839	892	3,504	3,168
General and administrative expenses	9,910	9,443	39,660	36,188
Acquisition-related expenses	575	1,040	1,962	4,937
Depreciation and amortization	50,920	43,550	192,734	153,251
Total expenses	97,773	84,419	375,026	306,239

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	551	145	1,635	848
Interest expense	(17,849)	(18,942)	(75,870)	(79,114)
Total other (expenses) income	(17,298)	(18,797)	(74,235)	(78,266)

INCOME (LOSS) FROM CONTINUING OPERATIONS	5,531	1,357	15,837	(3,505)

DISCONTINUED OPERATIONS:
Income from discontinued operations	5,687	5,839	16,476	21,361
Net gain on dispositions of discontinued operations	11,829	186,435	12,252	259,245
Total income from discontinued operations	17,516	192,274	28,728	280,606

NET INCOME	23,047	193,631	44,565	277,101

Net income attributable to noncontrolling common units of the Operating Partnership	(419)	(4,479)	(685)	(6,187)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	22,628	189,152	43,880	270,914

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	—	—	(3,541)
Preferred dividends	(3,312)	(3,313)	(13,250)	(10,567)
Original issuance costs of redeemed preferred stock	—	—	—	(6,980)
Total preferred distributions and dividends	(3,312)	(3,313)	(13,250)	(21,088)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$19,316	$185,839	$30,630	$249,826

Weighted average common shares outstanding – basic	82,071	74,596	77,344	69,640
Weighted average common shares outstanding – diluted	83,761	74,596	79,109	69,640

Net income available to common stockholders per share – basic	$0.23	$2.49	$0.37	$3.56
Net income available to common stockholders per share – diluted	$0.23	$2.49	$0.36	$3.56

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income available to common stockholders	$19,316	$185,839	$30,630	$249,826
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	419	4,479	685	6,187
Depreciation and amortization of real estate assets	50,576	45,933	199,558	168,687
Net gain on dispositions of discontinued operations	(11,829)	(186,435)	(12,252)	(259,245)
Funds From Operations (1)(2)	$58,482	$49,816	$218,621	$165,455

Weighted average common shares/units outstanding – basic	85,124	77,595	80,390	72,531
Weighted average common shares/units outstanding – diluted	86,813	78,720	82,155	73,654

Funds From Operations per common share/unit – basic (3)	$0.69	$0.64	$2.72	$2.28
Funds From Operations per common share/unit – diluted (3)	$0.67	$0.63	$2.66	$2.25
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.1 million and $2.3 million for the three months ended December 31, 2013 and 2012, respectively, and $10.7 million and $9.1 million for the years ended December 31, 2013 and 2012, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.